®

PRESS RELEASE

www.inhibitex.com

FOR IMMEDIATE RELEASE

INHIBITEX REPORTS POSITIVE SAFETY AND ANTIVIRAL DATA FROM ITS
PHASE 1b STUDY OF HCV NUCLEOTIDE INHIBITOR INX-189

-Potent Dose-Dependent Antiviral Activity Demonstrated with Once-Daily Administration-
-Viral Load Declines in Combination with Ribavirin Confirm Antiviral Synergy-

ATLANTA, GA – March 31, 2011 — Inhibitex, Inc. (Nasdaq: INHX) today reported positive top-line safety and antiviral data from its multiple ascending dose Phase 1b clinical trial of INX-189, an oral nucleotide polymerase inhibitor being developed to treat chronic infections caused by hepatitis C virus (HCV).

The trial was a double-blind, placebo-controlled, dose escalation study designed to evaluate the safety, tolerability, pharmacokinetics and antiviral activity of INX-189, administered orally once-daily for seven days, in HCV genotype 1 treatment naïve patients. A total of 70 subjects were randomized into the trial among seven different dosing cohorts, including five monotherapy treatment arms and two arms of adjunctive treatment with ribavirin (RBV). Each treatment cohort in the study was comprised of 10 patients, eight of whom received INX-189 and two that received placebo.

INX-189, dosed once-daily at 9, 25, 50 and 100 mg for seven days, demonstrated potent and dose-dependent antiviral activity with median HCV RNA reductions from baseline of -0.64, -1.00, -1.47, and -2.53 log10 IU/mL, respectively. INX-189, dosed once-daily at 50 mg for one day, followed by 9 mg for six days, achieved a median HCV RNA reduction from baseline of -0.50 log10 IU/mL. The median HCV RNA decline from baseline observed in patients that received placebo was -0.20 log10 IU/mL. INX-189, dosed once-daily in combination with RBV for seven days at 9 mg and 25 mg, resulted in median HCV RNA reductions from baseline of -0.75 and -1.56 log10 IU/mL, respectively. The median HCV RNA decline from baseline observed in patients that received placebo and RBV was 0.04 log10 IU/mL.

Cohort	Median HCV	Median HCV	Range Day 7
(INX-189 QD)	log10 IU/mL RNA Viral Load Decline after 3 doses	log10 IU/mL RNA Viral Load Decline after 7 doses	HCV log10 IU/mL RNA

Placebo (n=10)	0.25	-0.20	0.60 to -0.30

9 mg (n=7)	-0.29	-0.64	-0.19 to -1.06

25 mg (n=8)	-0.85	-1.00	-0.56 to -1.58

50 mg (n=8)	-1.34	-1.47	-1.17 to -2.30

100 mg (n=8)	-1.46	-2.53	-1.35 to -2.78

50 mg x 1 day 9 mg x 6 days (n=7)	-0.46	-0.50	0.11 to -0.88

RBV with Placebo (n=4)	-0.13	0.04	1.47 to -0.61

9 mg with RBV (n=7)	-0.45	-0.75	-0.35 to -0.93

25 mg with RBV (n=8)	-1.35	-1.56	-0.77 to -2.68

In addition to these median reductions in viral load, clinically meaningful decreases in alanine transaminase (ALT) levels were observed for patients receiving INX-189 at all dose levels, and no patients experienced viral breakthrough.

Additional data available from the Phase 1b study indicate that INX-189 was generally well tolerated. There was one serious adverse event reported in a subject treated with RBV and placebo (atrial fibrillation in a subject with a previous history). All other reported adverse events were mild or moderate, with the most common adverse event in INX-189 treated subjects being headache. There were no discontinuations of treatment due to adverse events and there were no adverse events related to changes in clinical laboratory evaluations or ECGs.

“Nucleotide polymerase inhibitors are likely to be a key component of combination direct antiviral therapy,” stated Dr. Eric Lawitz, President and Medical Director at Alamo Medical Research, San Antonio, Texas and a principal investigator of the Phase 1b study. “Further, the antiviral activity observed at the low INX-189 doses evaluated is promising, provides proof of concept, and provides the foundation for future studies.”

“The potent antiviral activity in monotherapy and the synergistic activity observed in combination with RBV support our belief that INX-189 has the potential to play a pivotal role in future HCV combination therapy,” commented Joseph M. Patti, Ph.D., Inhibitex’s CSO and Senior Vice-President of Research. “We believe these data, taken together with the successful completion of our 13-week GLP toxicology studies, support advancing INX-189 into Phase 2 clinical trials later this year.”

About HCV and INX-189

Hepatitis C is a disease of the liver caused by HCV. It is estimated that over 4 million Americans and 170 million individuals worldwide are infected with HCV, the majority of which represent chronic infections that can cause liver disease, cirrhosis and cancer, and is the leading cause of liver transplants in the United States.

Inhibitex is developing a series of proprietary nucleotide inhibitors that target the RNA-dependent RNA polymerase (NS5b) of HCV. INX-189 is a protide of a 2’-C-methyl guanosine analogue. The Company believes that preclinical and clinical studies of INX-189 completed to-date support its potential as a potent, once-daily, low dose oral therapy amenable to combination with other antivirals for the treatment of patients with all known genotypes of HCV.

About Inhibitex

Inhibitex, Inc. is a clinical stage biopharmaceutical company focused on developing products to prevent and treat serious infectious diseases. In addition to INX-189, the Company’s clinical stage pipeline includes FV-100, a bicyclic nucleoside inhibitor in Phase 2 development for the treatment of shingles. The Company also has additional HCV nucleotide polymerase inhibitors in various stages of preclinical development, and has licensed the use of its proprietary MSCRAMM® protein platform to Pfizer for the development of active staphylococcal vaccines. For additional information about the Company, please visit www.inhibitex.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than historical facts included in this press release, including statements regarding: the likelihood of nucleotide polymerase inhibitors being a key component of combination direct antiviral therapy; the Company’s belief that INX-189 has the potential to play a pivotal role in future HCV combination therapy; the Company’s belief that the Phase 1b data, taken together with the successful completion of its 13-week GLP toxicology studies, support advancing INX-189 into Phase 2 clinical trials later this year; and the potential of INX-189 as a potent, once-daily low dose oral therapy amenable to combination with other antivirals for the treatment of patients with all known genotypes of HCV, are forward looking statements. These intentions, expectations, or results may not be achieved in the future and various important factors could cause actual results or events to differ materially from the forward-looking statements that the Company makes, including the risk of ongoing or future clinical studies of other nucleotide polymerase inhibitors in development not supporting their future development; the risk of future preclinical or clinical studies of INX-189 not supporting its further development for lack of safety, tolerability, antiviral activity, or any other reason; INX-189 not demonstrating sufficient anti-viral activity against HCV in future clinical trials with a once-daily dose in combination with other antiviral drugs; either the Company, the FDA, a safety review board or an investigational review board suspending or terminating the clinical development of INX-189 at any time for lack of safety, tolerability, anti-viral activity, or any other reason; obtaining, maintaining and protecting the intellectual property incorporated into and supporting the commercial viability of the Company’s product candidates; and other cautionary statements contained elsewhere herein and in its Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the Securities and Exchange Commission, or SEC, on March 16, 2011. Given these uncertainties, you should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release.

There may be events in the future that the Company is unable to predict accurately, or over which it has no control. The Company’s business, financial condition, results of operations and prospects may change. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the Federal securities laws to update and disclose material developments related to previously disclosed information. The Company qualifies all of the information contained in this press release, and particularly its forward-looking statements, by these cautionary statements.

Inhibitex® and MSCRAMM® are registered trademarks of Inhibitex, Inc.
Contacts:
Russell H. Plumb Chief Executive Officer (678) 746-1136 rplumb@inhibitex.com	Lee M. Stern, CFA The Trout Group (646) 378-2922 lstern@troutgroup.com